Exhibit 10(d)(1)

XEROX CORPORATION

2004 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

2007 AMENDMENT AND RESTATEMENT

1.	Purpose

The purpose of the Xerox 2004 Equity Compensation Plan for Non-Employee Directors (the “Plan”) is to provide the means whereby Xerox Corporation (the “Company”) may include the Company’s equity in the total compensation of non-employee members of the Company’s Board of Directors (“Board”).

2.	Effective Date and Term of Plan

This Plan shall be effective as of May 20 2004, subject to the approval of the Company’s shareholders at the 2004 annual meeting and remain in effect until the earlier of: (i) the date when no additional shares are available for issuance under the Plan; or (ii) the date when the Board terminates the Plan in accordance with Section 10. The effective date of this Amendment and Restatement is the date hereof and dates set forth herein.

3.	Eligibility

Any person who is a Non-Employee Director of the Company shall be eligible to receive an Award under the Plan (each a “Participant”). For purposes of the Plan, Non-Employee Director shall mean a member of the Board who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity).

4.	Administration of the Plan

The Plan shall be administered by the Board of Directors of the Company upon advice of the Board’s Governance Committee. Subject to the express provisions of the Plan, the Board shall have full and exclusive power to do all things necessary or desirable in connection with the administration of the Plan, including, without limitation:

(a) to prescribe, amend and rescind rules relating to the Plan and to define terms not otherwise defined herein;

(b) to approve the form of documentation used to evidence any grant awarded hereunder, including providing for such terms as it considers necessary or desirable;

(c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options and stock appreciation rights (“SARs”) or to receipt or vesting of stock grants;

(d) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof, provided that any such adjustment shall not cause any outstanding Award to be treated as the grant of new stock right or a change in the form of payment of the existing stock right for purposes of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as set forth in Treasury guidance; and

(e) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or stock grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company.

All determinations, interpretations, and other decisions under or with respect to the Plan shall be final, conclusive and binding upon the Company, all Participants and any holder or beneficiary of any Award, as hereinafter defined, under the Plan. The Board may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law and the relevant rules of the New York Stock Exchange, Inc. (“NYSE”).

5.	Shares Subject to the Plan

A total number of 1,000,000 shares of Common Stock,1 par value $1.00, as presently constituted, subject to adjustment as provided in Section 8, of the Company shall become available for issuance under the Plan. Provided, however, that any shares issued in connection with options or SARs shall be counted against this limit as 0.6 shares for each one (1) share issued.

For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) settlement of SARs in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards.

In determining shares available for issuance under the Plan, any Awards that are cancelled, forfeited or lapse shall become eligible again for issuance under the Plan. Upon exercise of SARs, only the shares issued shall be counted against the available share limit.

Any shares issued under the plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of Awards under the Plan.

6.	Awards

The Board shall determine the type of award(s) to be made to each Non-Employee Director under the Plan and shall approve the terms and conditions governing such awards through the issuance of an award agreement. Awards may be granted singly, in combination, or in tandem so that the settlement or payment of one automatically reduces or cancels the other. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards, including, without limitation, “reload options.”

The following is a list of awards that may be granted, either individually or collectively, to Participants pursuant to the provisions of the Plan (“Awards”).

(a) Deferred Stock Unit (“DSU”) is a bookkeeping entry that represents the right to receive one share of Common Stock at a future date. Outright grants may be made as part of the Non-Employee Director’s annual compensation for services rendered or as a result of a voluntary election by the Non-Employee Director to defer cash compensation otherwise payable to him or her, provided that, after December 31, 2004, such deferral election complies with the requirements of section 409A of the Code. DSUs will include the right to receive dividend equivalents which are credited in the form of additional DSUs payable in Common Stock following the Non-Employee Director’s separation from service with the Company, as defined for purposes of section 409A of the Code.

(b) Stock Option is a grant of a right to purchase a specified number of shares of Common Stock during a specified period no longer than seven years. The purchase price of each option shall not be less than 100% of Fair Market Value on the effective date of grant. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or shares, including tendering (either actually or by attestation) Common Stock or surrendering a Stock Award valued at Fair Market Value, as defined herein, on the date of surrender. A Stock Option may be

1 1,000,000 million reflects the number of shares if all grants were made in ”whole value” shares (e.g., deferred stock units). If all grants were made in the form of options or SARs, the number available is 1,666,667.

exercised in whole or in installments on the earliest of: i) the vesting schedule established by the Board; or ii) the death of the Non-Employee Director.

Notwithstanding any provision of the Plan, a repricing of a Stock Option shall not be allowed by the Board.

Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of Common Stock as reported in the Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions report for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the average of the high and low prices of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said exchange. Under no circumstance shall Fair Market Value be less than the par value of the Common Stock.

(c) Stock Appreciation Right (SAR) is a right to receive a payment, in cash and/or Common Stock, as determined by the Board, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the effective date of grant of the SAR as set forth in the applicable award agreement. The maximum term for SARs under the Plan is seven years.

(d) Stock Award is an Award made in stock. All or part of any Stock Award may be subject to conditions established by the Board and set forth in the award agreement which may include, but is not limited to, continuous service with the Company.

7.	Dividend and Dividend Equivalents

At the Board’s discretion, Awards denominated in Common Stock may earn dividends or dividend equivalents paid currently in cash or shares of Common Stock or credited to an account established by the Board in the name of the Non-Employee Director and converted into additional DSUs. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Board may establish, including reinvestment in additional shares or share equivalents.

8.	Adjustments and Reorganizations

(a) If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares (other than by normal cash dividends), such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

(b) Except as otherwise provided in subsection 8(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

(c) In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding an outstanding award under the Plan, including any Optionee who holds an outstanding Option, shall have the right (subject to the provisions of the Plan and any limitation applicable to the award) thereafter, and for Optionees during the term of the Option upon the exercise thereof, to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of applicable shares which would have been obtained upon exercise of the Option or portion thereof or obtained pursuant to the terms of the applicable award, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.

9.	Transferabililty and Exercisability

Except as otherwise provided herein, all Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Non-Employee Director other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Board may provide that any Stock Option Award may be transferable by the Participant to family members or family trusts established by the Participant.

Except as otherwise provided herein, during the life of the Non-Employee Director, Awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Board. In addition, if so permitted by the Board, Non-Employee Directors may designate a beneficiary to exercise the rights of the Non-Employee Director and receive any distributions under the Plan upon the death of the Non-Employee Director.

10.	Amendment and Termination of Plan

The Board may periodically amend the Plan as it deems appropriate, without further action by the Company’s shareholders, except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 8, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan, unless any such amendment is approved by the Company’s shareholders.

Notwithstanding the foregoing, an amendment that constitutes a “material revision”, as defined by the rules of the NYSE, shall be submitted to the Company’s shareholders for approval. In addition, any revision that deletes or limits the scope of the provision in Section 6 prohibiting repricing of options will be considered a material revision.

The Plan may be terminated at such time as the Board may determine. Amendments or termination of the Plan will not affect the rights and obligations arising under Stock Options or other Stock Awards theretofore granted and then in effect without the Participant’s consent.

11.	Term of Award

The term of each Award is determined by the Board; provided, however, that the term of any Stock Option or SAR shall not be greater than seven years from the effective date of grant.

12.	Cancellation or Suspension of an Award

The Board shall have the full power and authority to determine under what circumstances any Award shall be canceled or suspended (e.g., activity by Non-Employee Directors which constitutes a conflict of interest with the Company or is in violation of Company policies).

13.	Deferred Settlement

The Board may require or permit Participants to elect to defer, in a manner consistent with the requirements of section 409A of the Code, the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

14.	Unfunded Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Board) shall be no greater than the right of an unsecured general creditor of the Company.

15.	General Restriction

Each award shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise settlement thereof, such Award may not be granted, exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

16.	Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

17.	Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such Participant’s creditors.

18.	Rights as a Shareholder

A Participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

19.	Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

A. Definitions

The following definitions shall apply to this Section 19:

A “Change in Control”, unless otherwise defined by the Board, shall be deemed to have occurred if

(i) Any “Person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) The following individuals (referred to herein as the “Incumbent Board”) cease for any reason to constitute a majority of the directors then serving: (A) individuals who as of the date hereof constitute the Board, and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors as of the date hereof, or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company who were members of the Incumbent Board immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale. For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (A) of clause (iii) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

A “Section 409A-Conforming Change in Control” is a Change in Control that conforms to the definition under section 409A of the Code of a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such definition is set forth in Treasury guidance.

“CIC Price” shall mean the higher of (i) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (ii) the highest price paid for a share of the Company’s Common Stock during the 60-day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions report.

B. Acceleration of Vesting and Payment of Stock Options, SARs, DSUs and Dividend Equivalents

Upon the occurrence of an event constituting a Change in Control, all stock options and SARs (to the extent the CIC Price exceeds the exercise price), and dividend equivalents outstanding on such date shall become 100% vested and shall be paid in cash as soon as may be practicable. Upon such payment, such awards and any related stock options shall be cancelled.

Upon the occurrence of an event constituting a Change in Control, all DSU’s shall become 100% vested. If such Change in Control is a Section 409A-Conforming Change in Control, the DSUs shall be paid in cash as soon as practicable. If such Change in Control is not a Section 409A-Conforming Change in Control, the DSUs shall be paid in cash as soon as practicable following the earliest to occur of (i) the Non-Employee Director’s separation from service with the Company, as defined for purposes of section 409A of the Code, or (ii) the scheduled payment date of the DSU.

The amount of cash to be paid shall be determined (i) in the case of stock options by multiplying the number of stock options by the difference between the exercise price and the CIC Price , (ii) in the case of DSUs by multiplying the number of DSUs by the CIC Price and (iii) in the case of SARs, the difference between the exercise price of the related option per share and the CIC Price.

C. Notwithstanding the foregoing, any stock option and SARs held by a director subject to Section 16 of the Securities Exchange Act of 1934, as amended (“1934 Act”), which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, stock options, or unexercised shares under such stock options, as the case may be, by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

Section 409A of the Internal Revenue Code.

Notwithstanding any other provision of the Plan, no election by any participant or beneficiary, and no payment to any individual, shall be permitted under the Plan if such election or payment would cause any amount to be taxable under section 409A of the Internal Revenue Code with respect to any individual.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be signed as of the 5th day of December, 2007, effective as of the date hereof, and dates set forth herein.

XEROX CORPORATION

By:	/s/ P. M. Nazemetz
Vice President